Exhibit 99.1
Enovix Declares New Warrant Dividend

FREMONT, Calif., October 28, 2026 (GLOBE NEWSWIRE) -- Enovix Corporation ("Enovix" or the "Company," Nasdaq: ENVX), a developer and manufacturer of advanced lithium-ion batteries, today announced that its Board of Directors has declared a special dividend of warrants to holders of the Company’s common stock as of the close of business on November 13, 2026 (the “Record Date”). Stockholders will receive one (1) warrant for every four (4) shares of common stock held, rounded down to the nearest whole warrant. In addition, holders of the Company’s 3.00% Convertible Senior Notes due 2028 (the “2028 Notes”) and 4.75% Convertible Senior Notes due 2030 (the “2030 Notes”) as of the Record Date will receive warrants on a pass-through basis, as provided under the applicable indentures, preserving proportionate ownership across the Company’s fully-diluted share base.

Each warrant will entitle the holder to purchase one (1) share of common stock at an initial cash exercise price of $3.00. Holders may pay the exercise price in cash or by delivering the 2028 Notes at face value, subject to the terms of the warrant agreement. The 2030 Notes may not be delivered to exercise the warrants.

The transaction builds on the strong investor participation in Enovix’s 2025 warrant dividend program, when approximately 26.5 million warrants were exercised following early expiration, generating approximately $232.1 million in gross proceeds. All of those warrants have now been exercised or expired. The new pro rata distribution is designed to give existing stockholders the opportunity to maintain their proportionate ownership on a fully-diluted basis. Because every stockholder receives warrants at the same one-for-four ratio, a stockholder who exercises all of his or her warrants would own the same percentage of Enovix after the distribution as before it, assuming all other warrants are also exercised. To illustrate, a stockholder who owns 40,000 shares would receive 10,000 warrants at no cost and, upon exercise, would hold 50,000 shares.

This dividend also allows the warrants to be exercised by delivering 2028 Notes at face value, which aligns with the stockholder opportunity to create a stronger balance sheet

Exhibit 99.1
for the Company. Exercises using 2028 Notes would retire the surrendered principal and reduce the Company’s future interest obligations without requiring Enovix to use cash to repay that principal. Cash exercises would also provide additional liquidity for general corporate purposes, including a new source of funding for increasing the Company’s Korean drone battery manufacturing capacity without drawing on existing cash.
Separately, the Company has repurchased $100 million aggregate principal amount of the Company’s 2030 Notes for approximately $63.1 million, representing an approximately 37% discount to par, as part of its ongoing efforts to strengthen its capital structure. This buyback also increased the Company’s net cash (cash–debt) position by approximately $36.9 million.

“Our plan is to turn our current customer opportunities into revenue and to simultaneously reduce our cost structure. A stronger balance sheet makes both easier,” said Ryan Benton, Interim CEO. “We have just retired $100 million of our 2030 Notes at roughly $37 million below par that will create an equivalent benefit to profit before tax. Today’s warrant dividend extends that work to the 2028 Notes by retiring that debt without spending cash. Stockholders and holders of the 2028 Notes and 2030 Notes will receive a no-cost, tradable warrant and be given the choice to exercise, hold or sell it.”

T.J. Rodgers, Executive Chairman, added, “As I wrote to shareholders last year, the first point about a warrant dividend is counterintuitive: it is non-dilutive, because it is neutral to percent ownership. Every shareholder gets the same one-for-four deal. The no-cost warrants trade on Nasdaq, so every holder has a simple choice to make – sell, hold, or exercise them. This offering adds one new feature to the 2026 warrant dividend. A holder of our 2028 Notes can pay the exercise price with those notes at face value, so every warrant exercised with 2028 Notes retires debt dollar-for-dollar without Enovix spending a dollar of cash. Our 2025 one-sentence summary still holds: a warrant dividend rewards shareholders directly for supporting us.”

Recent Operational Milestones

On October 12, 2026, Enovix reported preliminary, unaudited Q3’26 revenue of $11.0 million, up 38% from Q3’25 and above its guidance of $9 million to $10 million – the Company’s sixth consecutive quarter of year-over-year revenue growth. Drone and defense customers accounted for approximately 70% of Q3’26 revenue, and the

Exhibit 99.1
Company’s drone, defense and industrial pipeline grew 18% to approximately $216 million, with the drone pipeline alone up 48% to approximately $150 million.

As previously announced, purchase orders received in the first part of Q4’26 exceeded the Company’s total Q3’26 revenue, which includes an initial purchase order for 100,000 battery units from a multinational provider of dual-use drone systems, with deliveries scheduled in the first half of 2027. Following successful initial deployment, follow-on orders are expected in the second half of 2027 and beyond. Enovix is also investing $19 million to double its in-house drone battery production capacity of its military-qualified, TAA-compliant plant in South Korea to meet demand from U.S. and allied defense programs for non-Chinese batteries.

The Company will report full Q3’26 results, including initial progress under its cost reduction plan, on November 12, 2026.

Details of the Warrant Distribution

The Company expects to distribute the warrants on or about November 18, 2026 (the “Distribution Date”). The warrants will be issued at no cost and without any action required by eligible recipients to receive them.

Stockholders of record will receive one (1) warrant for every four (4) shares of common stock held as of the Record Date. Fractional warrants will not be issued. For example, a stockholder holding 1,001 shares would receive 250 warrants.

Holders of the 2028 Notes and 2030 Notes will also receive warrants on a pass-through, as-converted basis, in accordance with the applicable indentures. As an example, holders of each $1,000 face amount of 2028 Notes will receive approximately 16 warrants, and holders of each $1,000 face amount of 2030 Notes will receive approximately 22 warrants, in each case after rounding down to the nearest whole number for any fractional warrant in accordance with the warrant agreement. Only the 2028 Notes may be delivered to exercise the warrants.

Following the Distribution Date, the warrants are expected to be listed and trade separately from the Company’s common stock on Nasdaq under the symbol ENVXW, subject to applicable approvals. Recipients may hold, sell or exercise their warrants

Exhibit 99.1
independently of whether they continue to own the common shares on which the distribution was based.

The warrants will expire at 5:00 p.m. New York City time on April 28, 2028, subject to early expiration as described below and any extension provided in the warrant agreement.

The “Early Expiration Price Condition” will be satisfied if the daily volume-weighted average price of Enovix common stock equals or exceeds 110% of the then-applicable cash exercise price, initially $3.30, on twenty (20) trading days within any thirty (30) consecutive trading-day period following issuance. The qualifying trading days need not be consecutive.

If this condition is met, the warrants will expire at 5:00 p.m. New York City time on the business day immediately following the final qualifying trading day, or a later date selected by the Company in accordance with the warrant agreement. Enovix will announce the applicable expiration date by press release. Warrants that are not exercised before the applicable expiration deadline will expire without value. Warrant holders therefore have a choice to make between two alternatives before expiration: 1) sell the warrants on Nasdaq, or 2) exercise them, for cash or 2028 Notes, to receive new shares of common stock. Because the Early Expiration Price Condition could shorten the exercise window substantially, holders and their brokers should develop a plan now rather than wait for the scheduled expiration date.

Exercise Using Cash or 2028 Notes

Beginning on the Distribution Date, warrant holders may exercise their warrants by paying the exercise price in cash or delivering 2028 Notes in accordance with the warrant agreement. The Company may, in its discretion, designate, undesignate or redesignate debt securities as eligible for exercise in accordance with the warrant agreement.

For warrant exercises using 2028 Notes, each $1,000 principal amount of 2028 Notes will be credited as $1,000 toward the aggregate exercise price of the warrants, regardless of the notes’ market price. A $1,000 principal amount would satisfy the exercise price for 333 warrants, representing 333 shares of common stock, subject to

Exhibit 99.1
the final exercise procedures and permitted denominations. Note exercises will be calculated using this fixed ratio, rather than by dividing the principal amount delivered by the cash exercise price, subject to adjustments provided in the warrant agreement.
2028 Notes surrendered upon exercise will be cancelled, reducing the Company’s outstanding debt and the associated future interest obligations. Enovix will receive cash proceeds only to the extent warrants are exercised for cash. The amount of debt retired and cash raised will depend on the number of warrants exercised and the payment method selected by holders.

Transaction Advisor

B. Dyson Capital Advisors is serving as exclusive advisor to the Company on the structuring and distribution of the warrants.

Additional Information

The warrant agreement, prospectus supplement and our other filings will describe the complete terms, including exercise procedures, adjustments to the warrants, any exercise suspension provisions and the conditions governing early expiration. These documents are expected to be filed with the U.S. Securities and Exchange Commission (“SEC”) on or before the Distribution Date.

A Frequently Asked Questions document regarding the warrant distribution will be available on the Investor Relations section of Enovix’s website at https://ir.enovix.com.

Third Quarter 2026 Earnings Call

Enovix will host a live video webcast to update investors and analysts at 1:00 p.m. ET on Thursday, November 12, 2026, during which T.J. Rodgers, Enovix Executive Chairman, Ryan Benton, Interim Chief Executive Officer, Chief Revenue Officer and General Manager Steve Bakos, and Chief Operating Officer Michael Vyvoda will discuss third quarter 2026 results, provide a business update and discuss the warrant distribution. Register for the webcast here or on the Events page of the Investor Relations website: https://ir.enovix.com/news-events/investor-calendar. Investors may submit questions on the registration page that they would like addressed on the call by Enovix management.

Exhibit 99.1

About Enovix
Enovix develops and manufactures advanced lithium-ion batteries, including proprietary silicon-anode architectures for smartphones, smart eyewear, defense, industrial and emerging edge-AI applications. Its proprietary silicon-anode battery architecture enables higher energy density and performance in space-constrained devices while maintaining safety and reliability, supporting commercialization across consumer and industrial markets.

Enovix is headquartered in Silicon Valley with facilities in India, South Korea and Malaysia, serving customers globally. For more information visit https://enovix.com and follow us on LinkedIn.

No Offer or Solicitation
This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The issuance of the warrants has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), as the distribution of a warrant for no consideration does not constitute a sale of a security under Section 2(a)(3) of the Securities Act. A registration statement on Form 8-A describing the terms of the warrants, and a registration statement on Form S-3 and prospectus supplement relating to the issuance of shares of common stock upon exercise of the warrants, will be filed with the SEC, and will be available on the SEC’s website at http://www.sec.gov. Holders should read these materials carefully, including the Risk Factors section included and incorporated by reference therein. This press release contains a general summary of the warrants. Please read the warrant agreement when it becomes available as it will contain important information about the terms of the warrants.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future financial or operating performance and are identified by words such as anticipate, believe, could, estimate, expect, intend, may, might, plan, possible, potential, predict, project, should, will, would and similar expressions. Forward-looking statements in this press release include, but are not limited to, statements regarding: the expected timing and completion of the warrant distribution, including the Record Date and Distribution Date; the terms of the warrants, including the exercise price, the ability to exercise warrants using cash or 2028 Notes, the scheduled expiration date and the Early Expiration Price Condition; the expected listing of the warrants on Nasdaq and the existence of a trading market for the warrants; the number of warrants that may be exercised and the payment method holders may select; the amount of cash proceeds we may receive and the amount of debt we may retire as a result of warrant exercises, and the anticipated benefits to our balance sheet, interest obligations and liquidity; our intended use of any cash proceeds; the expected effect of the distribution on stockholders’ proportional ownership; the expected timing of our third

Exhibit 99.1
quarter 2026 financial results and related conference call; our preliminary, unaudited third quarter 2026 revenue and customer pipeline; the announced drone battery purchase order, including the quantity and timing of deliveries and our expectation of follow-on orders; the conversion of pipeline opportunities into purchase orders; the timing and benefits of our planned capacity expansion in South Korea; and our plans to reduce our cost structure and improve profitability. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially from the future results, performance or achievements expressed or implied by the forward-looking statements.

Risks, uncertainties and assumptions that could cause actual results to differ materially from the results and events anticipated by such forward-looking statements include, but are not limited to: the possibility that the warrant distribution is delayed, modified or not completed; the possibility that few or no warrants are exercised, or that holders elect to exercise warrants primarily for cash or primarily with 2028 Notes (or the possibility that holders of 2028 Notes do not exercise warrants by delivering 2028 Notes), such that the cash proceeds received or the debt retired differ materially from our expectations; the possibility that the warrants are not approved for listing on Nasdaq or that an active trading market for the warrants does not develop; the possibility that the warrants expire without value, including because holders are unable to complete an exercise before any accelerated expiration deadline; volatility in the trading price of our common stock and the warrants, including the possibility that the Early Expiration Price Condition is satisfied earlier or later than anticipated or not at all; the possibility that our final third quarter 2026 results differ from the preliminary results referenced in this release as a result of the completion of our quarter-end closing procedures, review by our independent registered public accounting firm or other developments; the possibility that the purchase order is modified, delayed, reduced or cancelled, that deliveries do not occur on the expected schedule or that the customer does not place follow-on orders; the possibility that other opportunities in our sales pipeline do not convert into purchase orders, or convert later or in smaller amounts than we expect; our ability to satisfy applicable government sourcing, regulatory and certification requirements, including TAA and NDAA requirements; our ability to successfully develop, manufacture and commercialize our battery products and transition to high-volume production; our ability to scale manufacturing operations and achieve expected production capacity and yields; the level and timing of customer demand, qualification and adoption of our products across end markets; lengthy and unpredictable customer qualification and sales cycles, particularly in defense and other regulated markets; our history of losses and expectation of continued losses; liquidity constraints, capital availability and our ability to service existing debt; intense competition and our ability to keep up with rapid technological change in the battery industry; our ability to attract and retain qualified personnel; the outcome of litigation, regulatory investigations and other legal matters; changes in tax laws or regulations; changes in the political, economic or regulatory environment generally and in the markets in which we operate; and other risks described in the disclosures contained in our filings with the SEC, including in the "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections of our annual report on Form 10-K and quarterly reports on Form 10-Q, and other documents that we have filed, or will file, with the SEC. These documents are available in the SEC Filings section of the Investor Relations page at

Exhibit 99.1
https://ir.enovix.com and at www.sec.gov. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. Any forward-looking statements in this press release speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Preliminary Financial Information
The preliminary third quarter 2026 financial results and customer pipeline information referenced in this release are unaudited, are based on management’s estimates as of October 12, 2026 and are subject to change upon completion of the Company’s financial closing procedures and review. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary information and does not express an opinion or any other form of assurance with respect to it. Further information concerning, and risks relating to, our preliminary third quarter 2026 financial results are included in our October 12, 2026 press release. The Company undertakes no obligation to update this preliminary information other than as required by law.

Note Regarding Customer Pipeline and Design Wins
We may refer in this press release and other communications to our “customer pipeline” and “design wins.” Our customer pipeline represents our estimate of the peak annual production value of identified design opportunities for products manufactured in South Korea. A “design win” refers to an opportunity that has been awarded to Enovix but has not yet entered production. Customer pipeline and design win amounts do not represent customer orders, backlog or committed revenue and should not be viewed as forecasts of future revenue. Actual revenue, if any, will depend on a number of factors, including customer qualification, final program awards, production timing, capacity and volumes, and the successful launch and ramp of customer programs. These measures are forward-looking and are subject to the risks and uncertainties described above under “Forward-Looking Statements.”

For media and investor inquiries, please contact:
Investor Contact:
Monica Gould
Blueshirt Group
ir@enovix.com

Source: Enovix Corporation